UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2013

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 1500, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

ITEM 1.02	Termination of a Material Definitive Agreement.

On January 31, 2013, the Board of Directors of Health Discovery Corporation (the “Company”) terminated the Consulting Agreement dated October 21, 2012 by and between the Company and Stephen D. Barnhill, M.D., effective immediately for cause.

Dr. Barnhill was employed by the Company since 2003 and served as the Company’s Chairman, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer.

As previously disclosed on January 7, 2013, the Company gave Dr. Barnhill notice of the Company’s right to terminate according to the terms of the Consulting Agreement. Dr. Barnhill was required to work within the terms of Consulting Agreement in order to continue to receive payment under the Consulting Agreement.  The cause for termination was due to performance issues.  Additionally, because the termination was for cause, Dr. Barnhill is no longer entitled to receive payment from the Company.

ITEM 9.01.	Financial Statements and Exhibits.

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable
(d)           Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: February 6, 2013	By:	/s/ John A. Norris, J.D., M.B.A.
Chief Executive Officer